UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Amendment No. 1

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☐	Soliciting Material Pursuant to §240.14a-12

LEE ENTERPRISES, INCORPORATED

(Name of Registrant as Specified In Its Charter)

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AMENDMENT TO PROXY STATEMENT FOR 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 25, 2021

EXPLANATORY STATEMENT

This Amendment to Schedule 14A (the “Amendment”) is being filed to amend the definitive proxy statement (the “Proxy Statement”) of Lee Enterprises, Incorporated (the “Company”) in connection with its 2021 Annual Meeting of Shareholders to be held on February 25, 2021, at 9:00 a.m. Central Time (“Annual Meeting”), which was filed with the Securities and Exchange Commission (“SEC”) on January 15, 2021. The sole purpose of this Amendment is to amend disclosures relating to the voting requirements related to Proposal 3 (as described in the Proxy Statement), clarify the effect of abstentions and broker non-votes on the proposals in the Proxy Statement, and amend disclosures relating to applicable deadlines for shareholders to submit proposals and nominations for the 2022 annual meeting of shareholders. This Amendment should be read in conjunction with the Proxy Statement. Except as specifically amended herein, all information in the Proxy Statement remains unchanged and no other updates have been made to the Proxy Statement.

What information regarding voting requirements at the Annual Meeting is being amended?

The Proxy Statement stated that the vote required for Proposal 3 (seeking shareholder approval to grant the Board of Directors discretionary authority to amend our Restated Certificate of Incorporation to effect a reverse stock split) was (i) the affirmative vote of a majority of the shares of our Common Stock, represented in person or by proxy at the Annual Meeting and entitled to vote on the matter (page 4), and (ii) the affirmative vote of the holders of a majority of the voting power of Common Stock represented at the Annual Meeting, voting as a single class (page 12). However, under Delaware law, an amendment to our Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the Company’s outstanding stock. This Amendment brings the voting standards for Proposal 3 as disclosed in the Proxy Statement into alignment with the voting standards required under applicable Delaware law.

In addition, this Amendment clarifies, for the avoidance of doubt, that under current NYSE rules, proposals 2 and 3 included in the Proxy Statement are considered to be discretionary (“routine”) matters for brokerage firms and proposal 1 included in the Proxy Statement is considered to be a non-discretionary (“non-routine”) matter for brokerage firms. Since brokers have discretionary authority to vote on Proposal 3, we do not expect any broker non-votes in connection with this proposal. If there are any broker non-votes, they will have the same effect as “Against” votes for Proposal 3. This Amendment is made to ensure clarity on the treatment of broker non-votes at the Annual Meeting.

This Amendment also revises the disclosure of the applicable deadlines for shareholders to submit proposals and nominations for the 2022 annual meeting of shareholders, including revising the deadline for shareholders to submit proposals for inclusion in the Company’s proxy statement for the 2022 annual meeting in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and specifying the time period for shareholders to submit director nominations for inclusion in the Company’s proxy statement for the 2022 annual meeting pursuant to the proxy access provisions in the Company’s Second Amended and Restated By-Laws.

The Company does hereby amend and restate in its entirety on page 4 of the Proxy Statement under the subheading “Beneficial Owners” under the heading “What Happens If I Do Not Give Specific Voting Instructions?” to clarify the nature of the proposals in the Proxy Statement as “routine” or “non-routine” as follows:

Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then the organization that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters, as determined by applicable SEC and NYSE rules. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote". Under current NYSE rules, Proposal 1 included in this Proxy Statement is considered to be a non-routine matter, and therefore brokers, banks or other nominees will not have authority to vote your shares if you do not provide them with specific voting instructions. Proposal 2 and Proposal 3 included in this Proxy Statement are considered to be routine matters, and therefore may be voted upon by your broker, bank or other nominee if you do not provide them with specific voting instructions. However, it is possible that a broker, bank or other nominee may choose not to exercise discretionary authority with respect to the Proposals 2 and 3. In that case, if you do not instruct your broker how to vote with respect to Proposals 2 and 3, your broker may not vote with respect to such proposals.

The Company does hereby amend and restate in its entirety the disclosure on page 4 of the Proxy Statement in the third paragraph under the heading “What Is The Voting Requirement To Approve Each Of The Proposals?” to clarify the voting standard with respect to Proposal 3 disclosed therein as follows:

The affirmative vote of the holders of a MAJORITY of the outstanding shares of our Common Stock is required to grant the Board of Directors the discretionary authority to effect a reverse stock split. (Proposal 3)

The Company does hereby amend and restate in its entirety the disclosure on page 4 of the Proxy Statement under the subheading “Abstentions and Broker Non-Votes” under the heading “How Do Abstentions, Broker Non-Votes and Unmarked Proxy Cards Affect the Voting Results?” to clarify the effect of broker non-votes on the proposals in the Proxy Statement as follows:

Abstentions and Broker Non-Votes. Abstentions will have the same effect as a vote “against” with respect to all three proposals and broker non-votes, if any, will have no effect with respect to Proposal 1 and Proposal 2 and will have the same effect as a vote “against” with respect to Proposal 3. Brokers, banks and other nominees generally have discretionary authority to vote on Proposal 2 and Proposal 3; thus, we do not expect any broker non-votes on Proposal 2 or Proposal 3.

The Company does hereby amend and restate in its entirety the disclosure on page 5 of the Proxy Statement under the heading “What Is The Deadline To Propose Actions For Consideration, Or To Nominate Individuals To Serve As Directors, At The 2022 Annual Meeting Of Shareholders?” to clarify and revise the applicable deadlines for shareholders to submit proposals and nominations for the 2022 annual meeting of shareholders as follows:

What Is The Deadline To Propose Actions For Consideration, Or To Nominate Individuals To Serve As Directors, At The 2022 Annual Meeting Of Shareholders?

Shareholder Proposals for Inclusion in the Proxy Statement for the 2022 Annual Meeting

Proposals of shareholders in accordance with Rule 14a-8 of the Exchange Act to be presented at the 2022 annual meeting must be submitted to us, at the address shown on the cover of this Proxy Statement, sent by registered, certified or express mail, to be considered for inclusion in our proxy statement and form of proxy relating to that meeting by no later than September 17, 2021.

Director Nominations for Inclusion in the Proxy Statement for the 2022 Annual Meeting

Under the proxy access provision in our Second Amended and Restated By-Laws ("By-Laws"), an eligible shareholder or group of up to 20 shareholders owning at least 3% of our common stock continuously for three years to nominate up to two individuals or 20% of the Board, whichever is greater, for election at the 2022 annual meeting, and to have those individuals included in our proxy statement for that meeting. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the proxy statement for the 2022 annual meeting pursuant to these proxy access provisions in Article II, Section 12 of the By-Laws, notice must be received by the Secretary of the Company at the Company’s principal executive offices no earlier than August 18, 2021 and no later than September 17, 2021, and the nomination must otherwise comply with the By-Laws.

Other Proposals or Director Nominations for Presentation at the 2022 Annual Meeting

Shareholders who want to nominate individuals to serve as directors or to bring business before the 2022 annual meeting (other than nominations pursuant to our proxy access bylaw or a shareholder proposal in accordance with Rule 14a-8), must notify the Secretary of the Company in writing and provide the information required by Article II, Section 2 of our By-Laws. The notice must be delivered to, or mailed and received at the address of the Company shown on the cover of this Proxy Statement, between October 28, 2021 and November 26, 2021. The requirements for such notice are set forth in our By-Laws, which were filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K on June 27, 2019. That document is located on our website www.lee.net. Click on “Investors” and “SEC filings”.

The Company does hereby amend and restate in its entirety the disclosure on page 12 of the Proxy Statement under the heading “Vote Required” to clarify the voting standard disclosed therein as follows:

Vote Required

The affirmative vote of the holders of a MAJORITY of the outstanding shares of our Common Stock is required for approval of the certificate of amendment to effect a reverse stock split. Accordingly, abstentions and broker non-votes, if any, will have the effect of a vote AGAINST the proposal.

Can I change my vote after I have voted or if I desire to change my vote after receipt of these materials?

If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action.

You may revoke your proxy and change your vote at any time before the vote on each proposal at the Annual Meeting by:

●	Voting again via the Internet or by telephone;
●	Signing, dating, and returning a new proxy card or voting instruction form with a later date;
●	Signing, dating, and mailing an instrument revoking the proxy to Lee Enterprises, Incorporated, at 4600 E. 53rd Street, Davenport, Iowa 52807; or
●	Attending the Annual Meeting and voting.

If you are a beneficial owner of your shares and you have instructed your bank, broker, or other nominee to vote your shares, you may change your vote prior to the Annual Meeting by following directions provided by bank, broker, or other nominee to change such voting instructions.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 25, 2021

The Notice of Annual Meeting of Shareholders, the Proxy Statement for the Annual Meeting, this Amendment, the Annual Report and Proxy Card are available at www.proxyvote.com. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the SEC.

By Order of the Board of Directors

Mary E. Junck, Chairman

Davenport, Iowa

February 11, 2021